UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549


                                      FORM 8-K

                                   CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934

                                    July 2, 1997
                  Date of Report (Date of earliest event reported)


                              ANALYTICAL SURVEYS, INC.
               (Exact name of registrant as specified in its charter)

                                      COLORADO
                              (State of incorporation)

                                       0-13111
                              (Commission File Number)

                                     084-846389
                          (IRS Employer Identification No.)

                           1935 Jamboree Drive, Suite 100
                          Colorado Springs, Colorado  80920
                      (Address of principal executive offices)

                                   (719)-264-5550
                           (Registrant's telephone number)


            Item 2.   Acquisition or Disposition of Assets

            Analytical Surveys, Inc. (the "Company") purchased all of the outstanding stock of MSE Corporation ("MSE"),an Indiana corporation, 941 North Meridian Street, Indianapolis, Indiana from its sole owner, Sol C. Miller on July 2, 1997. MSE is engaged in the business of data conversion in the geographic information systems industry (approximately 80% of revenues) and civil engineering and land surveying (approximately 20% of revenues).

            MSE, which will operate as a wholly owned subsidiary of ASI, reported sales of $22 million and net profit before taxes of $1.6 million for its fiscal year ended December 31, 1996. (MSE was an S Corporation for tax purposes and therefore taxes on its income were paid by its owner not by the corporation.) For the fiscal years ended December 31, 1994, 1995 and 1996, MSE's sales increased by 11%, 38%, and 23% respectively over each of the previous years. Management of ASI believes that it can improve MSE's operating margins and within the next fiscal year hope to achieve net margins by MSE (after amortization of goodwill, interest expenses and taxes) in the range of 6.5% to 7.5% compared to ASI's net margins of 7.8% in the first six months of fiscal year 1997. There can be no guarantees of future results, and the operation of MSE is subject to the same market and industry risks as ASI. Furthermore, all acquisitions introduce new risks to the operation of a business, including potential loss of key customers, employees and vendors. The response of competitors can also adversely affect the Company's ability to win new contracts.

            MSE has approximately 335 employees, most of whom are professional and technical staff. MSE works primarily with the utilities industry providing data conversion and other GIS-related services, work often referred to as automated mapping and facilities management (AM/FM) services. MSE has been awarded more than 300 data conversion projects in the United States, Canada, Europe, New Zealand and the Pacific Rim. MSE also provides a wide range of professional civil engineering and land surveying services.

            Consideration paid for MSE consisted of cash in the amount of $11,000,000 and 925,000 restricted shares of Analytical Surveys, Inc. no par value common stock, valued at approximately $7,317,000. The shares are subject to contractual restrictions on sale or transfer and a registration rights agreement. Mr. Miller has agreed not to sell any of the shares for two years, except for shares registered pursuant to the exercise of incidental registration rights that are limited during such two year period to 10% of the shares sold by the Company in a registered offering. Mr. Miller also has certain additional incidental registration rights beginning after July 2, 1999. Between July 2, 1999 and July 2, 2000, Mr. Miller may exercise demand registration rights as to one-half of the shares (462,500), less any shares previously sold. After July 2, 2000, Mr. Miller may demand registration as to all of his remaining shares. Mr. Miller has granted to the Company an option to purchase at the market price, in lieu of registration, any shares that Miller subjects to a demand or incidental registration. Mr. Miller is allowed to make intra-family transfers at any time, but any transferee is subject to the same restrictions as apply to Mr. Miller.

            Prior to this transaction, there was no material relationship between the Company or any of its affiliates, officers or directors and MSE or any of its affiliates, officers or directors. Mr. Miller will serve the Company in a consulting capacity under a one year agreement that provides for compensation in the amount of $150,000 and it is expected that Mr. Miller will be elected to the Company's board of directors at its next meeting. Mr. Miller will receive compensation for his services as a director in the same manner as other outside directors. MSE's facilities are leased from MSE Realty, LLC, which is owned by Mr. Miller.

            The cash portion of the consideration paid was provided by a loan from Bank One Colorado (the "Bank") in the amount of $12,500,000, payable over a five year period with interest at a floating rate of 2% over the one month London Interbank Offered Rate ("LIBOR"). The Company has entered into an interest rate swap agreement with the Bank that fixes the interest rate at 8.07% for the first year of the loan. The repayment terms for the loan are based on an eight year amortization in the first and second years, a seven year amortization in the third year and a five year amortization thereafter, with a balloon payment due at the end of the fifth year. A portion of the loan proceeds were used to pay other transaction costs of approximately $1,400,000, including consulting fees, investment banking services, and accounting, legal and bank fees and expenses.

            The restricted shares of Analytical Surveys, Inc. no par value common stock provided as part of the purchase consideration were newly issued from the previously authorized but unissued shares of the Company.

            The assets of the business acquired were used in its data conversion business which included digital mapping, facilities management and geographic information systems and its civil engineering and land surveying business. The Company intends to continue to operate the business in the same general manner and in the same location.

            As a long term incentive to five employees of MSE (not including Mr. Miller) and eight employees of ASI, ASI agreed to grant options for an aggregate of 345,000 shares of common stock at $13.75 per share with a ten year term. In general, the options vest 25% after six months, and an additional 25% on each of July 2, 1998, 1999 and 2000.

            Statements made in this Report on Form 8K that are not historical facts may be forward looking statements. Actual results may differ materially from those projected in any forward looking statement. There are a number of important factors that could cause actual results to differ materially from those anticipated by any forward looking information.
            A description of risks and uncertainties attendant to Analytical Surveys and its industry and other factors which could affect the Company's financial results are included in the Company's Securities and Exchange Commission Annual Report on Form 10-KSB.


            Item 7.   Financial Statements and Exhibits

            (a)  Financial statements of business acquired

            It is impractical for the registrant to provide the required financial statements of the business acquired in time for inclusion in the initial filing of this report on Form 8-K. The required financial statements of the business acquired will be provided by an amendment to this report on Form 8-K as soon as practical which is expected to be within 60 days.

            (b)  Pro forma financial information

            It is impractical for the registrant to provide the required pro forma financial information in time for inclusion in the initial filing of this report on Form 8-K. The required pro forma financial information will be provided by an amendment to this report on Form 8-K as soon as practical which is expected to be within 60 days.

            (c) Exhibits

            2. Plan of acquisition, reorganization, arrangement, liquidation or succession:

                 2.1 Purchase Agreement dated July 2, 1997 between Analytical Surveys, Inc. (buyer) and Sol C. Miller.(seller).

                 2.2 Registration Rights Agreement dated July 2, 1997, between Analytical Surveys, Inc. and Sol C. Miller.

                 2.3 Consulting and Non-Competition Agreement dated July 2, 1997, between Analytical Surveys, Inc. and Sol C. Miller.


                                     SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          Analytical Surveys, Inc.

                                          by: /s/ Scott C. Benger
                                               Secretary/ Treasurer